UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2006

HILB ROGAL & HOBBS COMPANY

(Exact name of registrant as specified in its charter)

0-15981

(Commission File Number)

Virginia	54-1194795
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4951 Lake Brook Drive, Suite 500
Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 747-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 3, 2006, the Registrant appointed John (Jack) Hamerski, 54, as Vice President, Controller of the Registrant effective January 9, 2006. The Registrant’s appointment of Mr. Hamerski is contingent upon authorization from the Registrant’s Board of Directors. The Registrant expects the Board of Directors to address this authorization at its meeting in February 2006. Mr. Hamerski succeeds Robert W. Blanton, Jr., Vice President and Controller. Mr. Blanton will continue to be employed by the Registrant for an unspecified period to assist with transition and other projects.

The news release relating to Mr. Hamerski’s appointment is attached as Exhibit 99.1 to this Report and is incorporated by reference into this Item 5.02.

Mr. Hamerski was with Inyx, Inc. (a specialty pharmaceutical company) serving as Vice President and Chief Financial Officer from April 2005 to December 2005. During 2004 and through April 2005, he performed several consulting assignments including a project for Inyx, Inc. From 1999 to 2004, he was Executive Vice President and Chief Financial Officer of Access Worldwide Communications, Inc. (a marketing services company). He earned a Bachelor of Science Degree in Business Administration from Alliance College.

Mr. Hamerski will receive an annual salary of $175,000 and will be eligible for an annual bonus. In addition, Mr. Hamerski will receive nonqualified stock options to acquire 4,000 shares of the Registrant’s common stock. This award is contingent upon authorization by the Registrant’s Board of Directors. This award will vest 25% per year over four years.

There is no family relationship between Mr. Hamerski and any other executive officer or any director of the Registrant. Mr. Hamerski has not had any transactions with the Registrant or its subsidiaries during 2004, 2005 or 2006.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	News release issued by the Registrant on January 9, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILB ROGAL & HOBBS COMPANY
(Registrant)

Date: January 9, 2006	By:	/s/ Michael Dinkins
Michael Dinkins
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release issued by the Registrant on January 9, 2006

1